SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                 August 31, 1998

                              TEARDROP GOLF COMPANY
             (Exact name of Registrant as specified in its Charter)

             Delaware                0-29014            52-105660
       --------------------------------------------------------------
      (State or other juris-       (Commission        (IRS Employer
     diction of incorporation)      File Number)       Identification

         1080 Lousons Road, Union, New Jersey              07083
         -------------------------------------            --------
        (Address of principal executive office)          (Zip Code)

        Registrant's telephone number including area code: (908) 688-4445
                                                           --------------

                                 Not Applicable
          ------------------------------------------------------------
         (Former name and former address, as changed since last report)

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Item 5. Acquisition or Disposition of Assets

      On August 31, 1998, TearDrop Golf Company, a Delaware corporation (the "Company"), entered into a non-binding letter of intent to acquire certain of the assets of Lynx Golf, Inc. of Carlsbad, California ("Lynx"). The acquisition is subject to numerous conditions, including the signing of a definitive agreement and approval of the Bankruptcy Court for the Southern District of California having jurisdiction over the bankruptcy proceedings involving Lynx Golf, Inc. Lynx has submitted to the Bankruptcy Court overbid procedures pursuant to which the proposed sale to the Company will be subject to higher and better bids that may be made by competing bidders at an auction of the assets to be held at the sale hearing for the transaction in Bankruptcy Court to be held no later than October 16, 1998. The overbid procedures are subject to the approval of the Bankruptcy Court. The terms of the proposed acquisition are set forth in the letter of intent, inclusive of the proposed overbid procedures, all as set forth in Exhibit A to the letter of intent, a copy of which is attached hereto as Exhibit 99.3 and incorporated herein by reference. No assurance can be given that a definitive agreement will, in fact, be negotiated and executed, that the transaction will be consummated or that another bidder will not make a higher and better offer for the assets. It is a condition to the Company's offer that the overbid procedures be approved by the Bankruptcy Court.

Item 7. Financial Statements and Exhibits.

      (c) Exhibits.

       Exhibit No.                  Description
       -----------                  -----------

       99.3                         Letter of Intent

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    TEARDROP GOLF COMPANY


Dated: September 4, 1998            By: /s/ Rudy A. Slucker
                                    --------------------------------------------
                                    Name: Rudy A. Slucker
                                    Title: President and Chief Executive Officer

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                                  EXHIBIT INDEX

       Exhibit No.                  Description
       -----------                  -----------

       99.3                         Letter of Intent